EXHIBIT 10.2

                              BURNHAM HILL PARTNERS
                         A DIVISION OF PALI CAPITAL INC.



370 LEXINGTON AVENUE                                            TEL 212-980-2200
NEW YORK, NEW YORK 10022                                        FAX 212-980-9466

November 8, 2005

Mr. Walter Witoshkin
A-Fem Medical Corporation
321 Norristown Rd. Suite 230
Ambler, PA 19002

Dear Mr. Witoshkin.:

         This agreement confirms the engagement of Burnham Hill Partners, a division of Pali Capital, Inc. ("BHP") by A-Fern Medical Corporation ("A-Fem" or the "Company") as its financial advisor in connection with one or more potential strategic transactions, which may include an acquisition, partnership, strategic alliance or merger (a. "Strategic Transaction"). In the event the Company elects to pursue an equity or debt financing during the term of this engagement or an equity or debt financing is required in connection with a Strategic Transaction, BHP and the Company shall enter into a separate letter agreement, to be negotiated in good faith on commercially standard terms, related to such financing activity. This engagement shall have a term of six months, which term may be extended upon mutual written agreement of the parties.

As part of BHP's engagement, at the Company's request, BHP will use its commercially reasonable best efforts to:

     (a) assist the Company in analyzing and evaluating the business, operations and financial position of each suitable prospect for a Strategic Transaction;

     (b) assist the Company with its due diligence efforts related to each potential Strategic Transaction;

     (c) assist the Company in structuring and negotiating each Strategic Transaction; and

     (d) be available at the Company's request to meet with your Board of Directors to discuss any proposed Strategic Transaction and its financial implications;

     (e) assist the Company with the identification of potential merger, acquisition, partnership or strategic alliance candidates; andassist the Company in identifying potential sources of funding.

In connection with BHP's engagement hereunder, the Company shall compensate BHP as set forth below:

     (a) Upon execution of this engagement, the Company shall issue to BHP and its registered assignees 100,000 common stock purchase warrants exercisable at $2.00 per share (the "Advisory Warrants"). The Advisory Warrants shall have a term of five years, a cashless exercise provision, standard weighted average anti-dilution protection and piggyback registration rights.

     (b) The Company shall pay an advisory of $50,000 to BHP when the Company's cash balance exceeds $5,000,000

The Company shall reimburse BHP for out of pocket expenses incurred in connection with this engagement, subject to a cap of ten thousand ($10,000.00) dollars.

         Notice given pursuant to any of the provisions of this Agreement shall be given in writing and shall be sent by recognized overnight courier or personally delivered (a) if to the Company, to the address listed above.
Attention: Chief Executive Officer; and (b) if to BHP, to its office at 570 Lexington, 3rd Floor, New York, NY 10022. Attention; Jason Adelman, Managing Director.

         No financial advice rendered by BHP pursuant to this Agreement may be disclosed publicly without BHP's prior written approval, except as may be required by law, regulation or court order.

         This Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed entirely within such State. The Company may terminate this Agreement upon thirty days written notice to B.

         If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not effect such prevision in any other respect or any other provision of this Agreement. The Indemnification Agreement attached hereto entered into between, the Company and BHF shall apply to this engagement.

         Please confirm that the foregoing correctly sets forth our agreement by signing and returning to BHP the enclosed duplicate copy of this Agreement.

Very truly yours,
Burnham Hill Partners, a division of Pali Capital, Inc.


By: /s/Jason T. Adelman
    --------------------------------------------
    Name:  Jason T. Adelman
    Title: Managing Director


Accepted and agreed to as of the date written above

A-Fem Medical Corporation


By: /s/Walter Witoshkin
    ------------------------------------------
    Name:  Walter Witoshkin
    Title: Chief Executive Officer

TO: Burnham Hill Partners
    A division of Pali Capital, Inc.                      Date: November 8, 2005
    570 Lexington Avenue
    New York, NY 10022


         In connection with your engagement pursuant to on letter Agreement of even date herewith (the "Engagement"), we agree to indemnify and hold harmless Burnham Hill Partners, a division of Pali Capital, Inc. ("BHP") and its affiliates, the respective directors, officers, partners, agents and employees BHP and its affiliates, and each other person, if any, controlling BHP or any of its affiliates (collectively, "Indemnified Persons"), from and against, and we agree that no Indemnified Person shall have any liability to us or our owners, parents, affiliates, security holders for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively "Losses") (A) related to or arising out of (i) our actions or failures to act (including statements or omissions made, or information provided, by us or our agents) or (ii) actions or failures to act by an Indemnified Person with our consent or in reliance on our actions or failures to act, or (B) otherwise related to or arising out of the Engagement or your performance thereof, except that this clause (B) shall not apply to any Losses that are finally judicially determined to have resulted primarily from your bad faith, willful misconduct or gross negligence or breach of the letter Agreement. If such indemnification is for any reason not available or insufficient to hold you harmless, we agree to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received by us and by you with respect to the Engagement or, if such allocation is judicially determined unavailable, in such proportions as is appropriate to reflect other equitable considerations such as the relative fault of us on the one hand and of you on the other hand; provided however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by you from us in connection with the Engagement. Relative benefits to us, on the one hand, and you on the other hand, with respect to the Engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by us or our security holders, as the case may be, pursuant to the transactions), whether or not consummated, contemplated by the Engagement bears to (ii) all fees paid or proposed to be paid to you by us in connection with the Engagement.

         We will reimburse each Indemnified Person for all expenses (including reasonable fees and disbursement of counsel) promptly after they are incurred after submission to us of documentation related to the incurrence of such expenses by such Indemnified Person in connection with investigating, preparing for or defending any action, claim investigation, inquiry, arbitration or other proceeding ("Action") referred to above (or enforcing this Agreement or any related engagement Agreement), whether or not in connection with pending or threatened litigation in which any Indemnified Person is a party, and whether or not such Action is initiated or brought by you. We further agree that we will not settle or compromise or consent to the entry of any judgment in any pending or threatened Action in respect of which indemnification may be sought hereunder (whether or not an indemnified Person is a party thereof) unless we have given you reasonable prior written notice thereof and used all reasonable efforts, after consultation with you, to obtain an unconditional release of each Indemnified Person from all liability arising from the event thereof.

         In the event that we are called or subpoenaed to give testimony in a court of law, you agree to pay our expenses related thereto and for every day or part thereof that we are required to be there or in preparation thereof. Our obligations hereunder shall be in addition to any rights that any Indemnified Person may have at common law or otherwise. Solely for the purpose of enforcing this Agreement, we hereby consent to personal jurisdiction on and to service and venue in any court in which any claim which is subject to this Agreement is brought by or against any Indemnified Person. We acknowledge that in connection with this Engagement you are acting as an independent contractor with duties owing solely to us. YOU HEREBY AGREE, AND WE HEREBY AGREE ON OUR OWN BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF OUR SECURITY HOLDERS, TO WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM, COUNTER-CLAIM OR ACTION ARISING OUT OF THE ENGAGEMENT, YOUR PERFORMANCE THEREOF OR THIS AGREEMENT.

         The provisions of this Agreement shall Apply to the Engagement (including related activities prior to the date hereof) and any modification (hereof and shall remain in full force and effect regardless of the completion or termination of the Engagement. This Agreement and any other Agreements relating to the Engagement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles thereof.

                                             Very truly yours,


Accepted and Agreed;

Burnham Hill Partners,                       Client: A-Fem Medical Corporation
a Division of Pali Capital, Inc.

By: /s/Jason Adelman                         By: /s/Walter Witoshkin
    ----------------------------                 -------------------------------
    Name:  Jason Adelman                         Name:  Walter Witoshkin
    Title: Managing Director                     Title: Chief Executive Officer